Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-218212, No. 333-211655, No. 333-209873, No. 333-202503 and No. 333-171082) and Form S-3 (No. 333-231535) of Targa Resources Corp. of our report dated February 20, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 20, 2020